UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 3, 2008


                           WASTE TO ENERGY GROUP INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-52784
                            (Commission File Number)

                                   98-0507522
                        (IRS Employer Identification No.)

               4801 Alhambra Circle, Coral Gables, Florida, 33146
              (Address of principal executive offices and Zip Code)

                                 (305) 529-4888
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

Effective September 3, 2008, we effected a 25 for 1 forward stock split of our authorized issued and outstanding common stock. As a result, our authorized capital increased from 100,000,000 shares of common stock with a par value of $0.0001 to 2,500,000,000 shares of common stock with a par value of $0.0001. Our preferred stock has not increased and shall remain at 50,000,000 shares of preferred stock with a par value of $0.0001.

We had 9,022,600 common shares issued and outstanding of which 7,012,000 common shares were cancelled and after the 25 for 1 forward stock split the issued and outstanding common shares increased from 2,010,600 shares of common stock to 50,265,000 shares of common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.1 Certificate of Correction

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE TO ENERGY GROUP INC.


/s/ Maria C. Maz
------------------------------
Maria C. Maz
President

Date: November 4, 2008.